UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 11, 2006
TRIPATH IMAGING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22885 (Commission File Number)	56-1995728 (IRS Employer Identification No.)

780 Plantation Drive Burlington, North Carolina (Address of Principal Executive Offices)	27215 (Zip Code)
(336) 222-9707
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Reference is made to the press release dated September 11, 2006, which is attached as Exhibit 99.1 and incorporated herein by reference, announcing details of the Company’s conference call with analysts and investors to be held at 11 .a.m. on September 13, 2006 to discuss the Company’s announcement on September 8, 2006 that it has signed a definitive merger agreement with Becton, Dickinson and Company.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
TriPath Imaging plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about BD, TriPath Imaging, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by BD and TriPath Imaging through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from TriPath Imaging by contacting TriPath Imaging, Inc., Investor Relations, 780 Plantation Drive, Burlington, NC 27215.
TriPath Imaging and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding TriPath Imaging’s directors and executive officers is contained in TriPath Imaging’s Form 10-K for the year ended December 31, 2005, its proxy statement for the 2006 annual meeting of stockholders, its Reports on Form 8-K filed with the SEC on June 30, 2006 and July 25, 2006, and this Report on Form 8-K. As of August 31, 2006, TriPath Imaging’s directors and executive officers beneficially owned approximately 2,093,377 shares, or 5.4% of TriPath Imaging’s common stock. A more complete description will be available in the Proxy Statement.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     99.1 Press Release dated September 11, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPATH IMAGING, INC.
Dated: September 11, 2006	By:	/s/ Stephen P. Hall
Stephen P. Hall
Chief Financial Officer Principal Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated September 11, 2006

4